Exhibit 32.1

UNIVERSAL TANNING VENTURES, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Glen Woods, in his capacities as Chairman, Chief Executive Officer, Treasurer and Chief Financial Officer, of Universal Tanning Ventures, Inc. do each hereby certify that the Form 10-KSB of Universal Tanning Ventures, Inc. for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Universal Tanning Ventures, Inc.

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

Executed this 26th day of March, 2004.

/s/ Glen Woods
Glen Woods Chief Executive Officer, President and Principal Financial Officer